Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Charles L. Pope
Chief Financial Officer
(813) 854-2000
cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS

THIRD QUARTER AND NINE MONTHS 2006 FINANCIAL RESULTS

Tampa, Florida, November 8, 2006 — Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its third quarter ended September 30, 2006.

Reptron recorded third quarter 2006 net sales of $36.4 million, an 11.8% increase from the same period a year ago, and a 2.8% increase from the second quarter of 2006. The Company recorded a third quarter 2006 net loss of $1.4 million, or $0.29 per fully diluted share. This compares to a $1.2 million loss, or $0.24 per fully diluted share, in the same period a year ago.

For the nine months ended September 30, 2006, net sales totaled $108.7 million, a 6.7% increase from the first nine months of 2005. The Company recorded a net loss during the first nine months of 2006 totaling $3.7 million, or $0.73 per fully diluted share. This compares to a $14.5 million net loss, or $2.89 per fully diluted share, during the first nine months of 2005, which included a non-cash impairment charge to goodwill of approximately $10.1 million as well as an increase to the deferred tax asset valuation allowance of approximately $0.4 million.

“Growing demand driven primarily from legacy customers resulted in a 12% increase in year over year third quarter sales,” stated Paul J. Plante, Reptron’s President and Chief Executive Officer. “The Company posted its fourth consecutive quarter of year over year sales growth,” Plante continued.

“Our gross margins continue to be negatively impacted by start-up costs incurred while ramping new customer projects. We are working with these customers to reduce project costs and adjust pricing while we exit the start-up phase, with the goal of improving gross margins,” stated Plante. “Our plan to reduce operating expenses continues to show results as SG&A expenditures declined over 20% in the third quarter and over 13% year to date when compared to the same periods during 2005,” concluded Plante.

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Reptron Reports Third Quarter 2006 Financial Results

November 8, 2006

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Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EST), November 11, 2006 to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-888-396-9926, or 1-210-234-0037 for international callers and entering pass code 1758971. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through December 9, 2006. A telephone replay of the call will be available through December 9, 2006 by dialing 1-866-435-1321 from the U.S., or 1-203-369-1018 from international locations and entering pass code 1758971.

About Reptron

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to original equipment manufacturers (“OEMs”) in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: The ability of the Company to achieve profitable operations, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005
Net Sales	$36,434	$32,579
Cost of goods sold	33,263	28,457

Gross profit	3,171	4,122
Selling, general and administrative expenses	3,646	4,615
Impairment charges	—	—

Operating loss	(475)	(493)
Other expense:
Interest expense, net	(971)	(856)
Reorganization costs	—	—

Total other expense, net	(971)	(856)

Loss before income taxes	(1,446)	(1,349)
Income tax provision	—	—

Loss from continuing operations	(1,446)	(1,349)
Discontinued operations
Earnings from discontinued operations	4	171
Income tax benefit	—	—

Earnings from discontinued operations	4	171

Net loss	$(1,442)	$(1,178)

Net loss from continuing operations per common share – basic and diluted:	$(0.29)	$(0.27)
Net earnings from discontinued operations per common share – basic and diluted:	$—	$0.03

Net loss per common share – basic and diluted:	$(0.29)	$(0.24)

Weighted average Common Stock equivalent shares outstanding – basic and diluted	5,020,000	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
Net Sales	$108,691	$101,861
Cost of goods sold	98,144	90,324

Gross profit	10,547	11,537
Selling, general and administrative expenses	11,399	13,152
Impairment charges	—	10,072

Operating loss	(852)	(11,687)
Other expense:
Interest expense, net	(2,829)	(2,560)
Reorganization costs	10	(6)

Total other expense, net	(2,819)	(2,566)

Loss before income taxes	(3,671)	(14,253)
Income tax provision	—	383

Loss from continuing operations	(3,671)	(14,636)
Discontinued operations
Earnings from discontinued operations	4	171
Income tax benefit	—	—

Earnings from discontinued operations	4	171

Net loss	$(3,667)	$(14,465)

Net loss from continuing operations per common share – basic and diluted:	$(0.73)	$(2.92)
Net earnings from discontinued operations per common share – basic and diluted:	$—	$0.03

Net loss per common share – basic and diluted:	$(0.73)	$(2.89)

Weighted average Common Stock equivalent shares outstanding – basic and diluted	5,010,037	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52	$230
Restricted cash	500	740
Account receivable – trade, net	16,185	17,990
Inventories, net	25,402	21,378
Prepaid expenses and other	614	1,266

Total current assets	42,753	41,604
PROPERTY, PLANT & EQUIPMENT –NET	17,056	18,937
GOODWILL, NET	2,100	2,100
OTHER INTANGIBLE ASSETS, NET	2,761	3,230
DEFERRED INCOME TAX	1,543	1,543
OTHER ASSETS	26	83

TOTAL ASSETS	$66,239	$67,497

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable – trade	$19,789	$15,008
Accrued expenses	4,040	5,613
Note payable to bank	13,346	13,900
Current portion of long-term obligations	428	315

Total current liabilities	37,603	34,836
SENIOR SECURED NOTES	30,000	30,000
LONG-TERM OBLIGATIONS, less current portion	2,681	3,046
SHAREHOLDERS’ EQUITY
Preferred Stock – authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock – authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 shares	50	50
Additional paid-in capital	15,732	15,725
Accumulated deficit	(19,827)	(16,160)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(4,045)	(385)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$66,239	$67,497